Exhibit 99.1


                                                    For Immediate Release
                                                        May 24, 2007
                                                  For Information Contact:
                                              Michael C. Miller, 336-626-8300

[LOGO]    FNB UNITED CORP.
_________________________________________________________________________
P.O. Box 1328, Asheboro, NC 27204                       Phone 336-626-8300
150 South Fayetteville Street, Asheboro, NC 27203       Fax   336-328-1633

                  Dover Mortgage Company Appoints New President

         Asheboro, NC - FNB United Corp. (NASDAQ: FNBN), the holding company for First National Bank and Trust Company and Dover Mortgage Company, today announced the appointment of Harvey W. Goldberg as President of Dover Mortgage Company, headquartered in Charlotte, NC. Goldberg succeeds former President and founder, W. Edward Joye, who resigned at the end of March.

         "Ed Joye started Dover Mortgage in 1986 and has done a great job establishing a mortgage network in some of the best markets in North Carolina," commented Michael C. Miller, President and Chairman of FNB United Corp.

         "We welcome Harvey Goldberg to Dover, and are pleased to find a seasoned mortgage executive with over 20 years experience in the mortgage industry. His strengths, credentials, P & L track record and in-depth knowledge of the mortgage markets from Massachusetts to Florida will be an asset to our company," continued Miller.

         "I am excited by the opportunity to join a company with a solid 20-year record like Dover," stated Goldberg. "I look forward to working with Dover's established and experienced staff to grow and expand the company's markets and mortgage volume."

         Dover has been recognized by the North Carolina Housing Finance Agency as one of the top originators in Agency below market-rate mortgages since 1996.

         FNB United Corp. is the central North Carolina-based bank holding company for Dover Mortgage Company, which operates nine mortgage production offices in Carolina Beach, Charlotte, Goldsboro, Greenville, Lake Norman, Leland, Raleigh, Wilmington and Wrightsville Beach. FNB United is also parent of First National Bank and Trust Company (including its divisions, First Gaston Bank, Catawba Valley Bank and Northwestern Bank of Wilkesboro), which recently announced its name change to CommunityONE Bank, N.A., effective June 4, 2007. The bank operates 26 community offices as First National, five community offices as First Gaston, six community offices as Catawba Valley and six community offices as Northwestern. Internet banking is available at MyYesBank.com. Through its subsidiaries, FNB United offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services.

         This news release contains forward-looking statements, including estimates of future operating results and other forward-looking financial information for FNB United. These estimates constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve various risks and uncertainties. Actual results may differ materially due to such factors as: (1) competitive pressures among financial institutions increasing significantly; (2) general economic conditions being less favorable than anticipated; (3) changes in accounting principles, policies or guidelines; (4) changes in the securities markets; (5) legislation or regulatory changes adversely affecting the business in which the FNB United and its subsidiaries will be engaged; and (6) other economic, competitive, governmental, regulatory and technological factors affecting FNB United and its subsidiaries specifically or the banking industry or economy generally. FNB United does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.
                                      * * *